UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2005

SPECTRALINK CORPORATION

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-28180	84-1141188
(Commission file number)	(IRS Employer
Identification
Number)

5755 Central Avenue, Boulder, Colorado	80301-2848
(Address of principal executive office)	(Zip code)

303-440-5330
(Issuer’s telephone number)

Not Applicable
(Former name, former address and former fiscal year, if changed from last report)

Section 2 – Financial Information

Item 2.02 Results Of Operations And Financial Condition.

On January 10, 2005, SpectraLink Corporation issued a press release announcing its expected fourth quarter and year-end financial results for 2004, and preliminary 2005 guidance. A copy of the press release is furnished as Exhibit 99.1 of this report.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements And Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(c)	Exhibits:

Exhibit Number	Description
99.1	Press Release dated January 10, 2005. *

* Furnished and not filed herewith, solely pursuant to Item 2.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPECTRALINK CORPORATION
Date: January 11, 2005	By:	/s/ David I. Rosenthal
David I. Rosenthal,
Principal Financial and Accounting Officer and on behalf of the Registrant

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 10, 2005. *

* Furnished and not filed herewith, solely pursuant to Item 2.02.